UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 11, 2015
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2015, GAIN Capital Holdings, Inc. (the "Company") announced that Nigel Rose had been named as the Company's Chief Financial Officer effective as of October 1, 2015. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1. Mr. Rose will serve as the principal financial and principal accounting officer for the Company effective as of October 1, 2015.

Mr. Rose, 49, currently serves as the Company's Group Finance Director, a role he has served in since the Company acquired City Index (Holdings) Limited and its subsidiaries on April 1, 2015. Prior to the acquisition, from March 2010 through March 2015, Mr. Rose served as the Chief Financial Officer of the City Index group. From 2003 to 2010, he served at Rank Group plc as Finance Director for its online division, having joined Blue Square in 2000, which was a start-up online gambling company that was subsequently acquired by Rank in 2003. Prior to joining Blue Square, Mr. Rose held various senior positions at companies in the telecoms, media and broking industries. An Associate of the Chartered Institute of Management Accountants, Mr. Rose received a BSc 1st class with honors in Agricultural Economics from the University of Newcastle Upon Tyne.

Also on September 11, 2015, the Company announced that Jason Emerson, its Chief Financial Officer, will be resigning from the Company to pursue other opportunities effective as of October 1, 2015. Mr. Emerson currently serves as the principal financial and principal accounting officer of the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of GAIN Capital Holdings, Inc. dated September 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2015

GAIN CAPITAL HOLDINGS, INC

By: /s/ Diego A. Rotsztain

Name: Diego A. Rotsztain

Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of GAIN Capital Holdings, Inc. dated September 11, 2015